Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Craig H. Neilsen, Chairman and Chief Executive Officer of Ameristar Casinos, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1. the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2006	/s/ Craig H. Neilsen by C. Wilson
Craig H. Neilsen
Chairman and Chief Executive Officer of Ameristar Casinos, Inc.

On this 9th day of November 2006, Craig H. Neilsen directed Connie Wilson, in his presence as well as our own, to sign the foregoing document as “Craig H. Neilsen.” Upon viewing the signature as signed by Connie Wilson, and in our presence, Craig H. Neilsen declared to us that he adopted it as his own signature.

/s/ Andrea Kellogg
Witness

/s/ Shirley Lizotte
Witness

STATE OF NEVADA	)
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COUNTY OF CLARK	)
     I, Margene M. Otten, Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to be the person whose name is subscribed to the within instrument in his capacity as Chairman and Chief Executive Officer of Ameristar Casinos, Inc. Craig H. Neilsen, who being unable due to physical incapacity to sign his own name or offer his mark, did direct Connie Wilson, in his presence, as well as my own, to sign the foregoing document as “Craig H. Neilsen.” Craig H. Neilsen, after viewing his name as signed by Connie Wilson, thereupon adopted it as his own by acknowledging to me his intention to so adopt it as if he had personally executed the same, and further acknowledged to me that he executed the same as the Chairman and Chief Executive Officer of Ameristar Casinos, Inc.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of November, 2006.

/s/ Margene M. Otten
Notary Public
Residing at: Las Vegas

My Commission Expires:
July 23, 2010

I, Thomas M. Steinbauer, Senior Vice President of Finance, Chief Financial Officer and Treasurer of Ameristar Casinos, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1. the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2006	/s/ Thomas M. Steinbauer
Thomas M. Steinbauer
Senior Vice President of Finance, Chief Financial Officer and Treasurer of Ameristar Casinos, Inc.

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.